Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 5, 2015, on the financial statements of OptiLeaf Incorporated (the "Company") as of December 31, 2014, and for the period from inception (August 11, 2014) to December 31, 2014. Our report dated February 5, 2015 relating to the Company's financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

DAVID A. ARONSON, CPA, P.A.